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                                                                   EXHIBIT 23(B)

                               CONSENT OF COUNSEL

         Shutts & Bowen LLP hereby consents to the use of its name in the Prospectus forming a part of the Registration Statement of Intertape Polymer Group Inc. and in any amendment thereto.

                               SHUTTS & BOWEN LLP


                               /s/ Shutts & Bowen LLP
                               ----------------------
                                   June 27, 2002

Orlando, Florida



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